SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

August 23, 2012

Date of Report (Date of Earliest Event Reported)

Iron Eagle Group, Inc.

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(Exact name of registrant as specified in its charter)

Delaware	0-22965	27-1922514
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

61 West 62nd Street, Suite 23F
New York, New York	10023
(Address of principal executive offices)	(Zip Code)

(888) 481-4445

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

Tru-Val Electric Group, LLC share purchase agreement

On August 28, 2012, the registrant and Tru-Val Electric Group, LLC, a Delaware limited liability company and wholly owned subsidiary of the registrant completed a share purchase agreement with Tru-Val Electric Corp. and Christopher Totaro.  Mr. Totaro owned 100% of the common shares of Tru-Val Electric Corp.

Purchase Price. The aggregate purchase price paid by the registrant for the common shares consisted of (i) the assumption of debt; (ii) equity to Mr. Totaro in the form of common shares of the registrant and (iii) the preferred equity subject to the adjustment:

Equity to Mr. Totaro.   On August 23, 2012, the registrant granted 6,011,984 shares of common stock to Chris Totaro valued at $0.45 a share, the closing share price as of that date. Mr. Totaro’s common shares of the registrant are subject to the following restrictions:

Fifty percent (50%) of the common shares may not be sold to a third party purchaser for value for a period of twelve (12) months following the anniversary of the closing date; and

The remaining fifty (50%) percent of Mr. Totaro’s common shares may not be sold to a third party purchaser for value for a period of twenty-four (24) months following the anniversary of the closing date.

Preferred Equity.  In addition to Mr. Totaro’s common shares, at closing, the registrant issued 2,638 shares of preferred equity to Chris Totaro valued at $1,000 a share.

Item 3.02  Unregistered Sales of Equity Securities

On August 20, 2012, the board of the registrant authorized and empowered the registrant to convert the following previously accrued liabilities into restricted common shares at $0.25 a share:

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Robert Hildebrand or his appointee: Conversion of up to $150,000

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Glen Gamble or his appointee: Conversion of up to $150,000

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Jake Shapiro or his appointee: Conversion of up to $90,000

On August 21, 2012, the registrant granted 200,000 shares of stock to Cyberado Technologies Inc.  This is as a result of Jake Shapiro’s converting $50,000 that was due to him as a result of Belle Haven Partners to 200,000 shares and using this as payment to Cyberado Technologies Inc.

On August 23, 2012, the registrant granted 6,011,984 shares of common stock to Chris Totaro valued at $0.45 a share, the closing share price as of that date.  The registrant also issued 2,638 shares of preferred equity to Chris Totaro valued at $1,000 a share. These payments are part of the consideration for the registrant’s acquisition of Tru-Val Electric Corp.

On August 24, 2012, the registrant granted 1,037,408 shares of stock to Ed English, the registrant’s chief executive officer, due as part of his compensation upon the closing of the registrant’s acquisition of Tru-Val Electric Corp.

On August 27, 2012, the registrant granted 600,000 shares of stock each to Glen Gamble and Robert Hildebrand as a result of converting $150,000 owed to each at a share price of $0.25 a share.

On August 27, 2012, the registrant granted 312,500 shares of stock to Gary Giulietti, as compensation for his services as a director of registrant.  A total of $50,000 was due to Mr. Giulietti as of June 30, 2012.  These shares were valued at $0.16 a share, the share price as of June 30, 2012, as agreed previously by the board of directors.

On August 27, 2012, the registrant granted 312,500 shares of stock to JEA Energy LLC, a firm 100 percent owned by Joseph Antonini, as compensation for his services as a director of the registrant.  A total of $50,000 was due to Mr. Antonini as of June 30, 2012.  These shares were valued at $0.16 a share, the share price as of June 30, 2012, as agreed previously by the board of directors.

On August 27, 2012, the registrant granted 500,000 shares of stock each to Glen Gamble and Robert Hildebrand for consulting services as a result of a $30,000 contract each, which was agreed on August 8, 2012 and ratified by the registrant board on August 20, 2012.  The share price agreed to between the registrant and each Mr. Gamble and Mr. Hildebrand was a 25% discount to the price as of August 8, 2012.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1

Tru-Val Share Closing Agreement Agreement between Iron Eagle Group, Inc., Tru-Val Electric Group, LLC, Tru-Val Electric Corp., and Christopher Totaro.

Ex 10.2

Preferred Equity Agreement between Iron Eagle Group, Inc., Tru-Val Electric Group, LLC, Tru-Val Electric Corp., and Christopher Totaro.

Ex 99

Tru-Val Electric press release dated August 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Iron Eagle Group, Inc.

By:      /s/ Jason M. Shapiro

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         Jason M. Shapiro

         Chief Financial Officer

Dated:  August 28, 2012